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                                                                    Exhibit 23.1

The Board of Directors
Cerprobe Corporation

                        CONSENT OF INDEPENDENT AUDITORS

We consent to incorporation by reference in the registration statements (No. 33-8348, No. 33-65200 and No. 333-03015) filed on Form S-8 and No. 33-34493 on
Form S-3 of Cerprobe Corporation of our report dated March 11, 1999, except for
Note 6 and the performance of the audit procedures discussed in the third paragraph of our report, as to which the date is February 15, 2000, relating to the consolidated balance sheet of Oz Technologies, Inc. as of December 31, 1998, and the related consolidated statements of income and retained earnings, and cash flows for the year then ended, which report appears in Form 8-K/A of Cerprobe Corporation dated February 18, 2000.


                                        /s/ Frank, Rimerman & Co. LLP
                                        ---------------------------------
                                            Frank, Rimerman & Co. LLP


San Jose, California
February 18, 2000